Exhibit 23(a)

                CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Crestar Financial Corporation

We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated herein be reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.

                                /s/ KPMG PEAT MARWICK LLP


Richmond, Virginia
November 19, 1996